EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                QUOTEMEDIA, INC.


     Quotemedia, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies as follows:

     1. Pursuant to Section 78.403 of the Nevada Revised Statutes Annotated, these Second Amended and Restated Articles of Incorporation restate, in their entirety, and amend, the provisions of the Articles of Incorporation of this Corporation.

     2. The text of the Second Amended and Restated Articles of Incorporation is hereby restated to read in its entirety as follows:

     FIRST: The name and of the Corporation shall be Quotemedia, Inc.

     SECOND: The Corporation's registered office in the state of Nevada is located at 311 N. Carson Street, Carson City, Nevada 89701. The name of its resident agent at that address is State Agent and Transfer Syndicate, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized pursuant to the General Corporation Law of Nevada.

     FOURTH: The said Corporation is to have perpetual existence unless dissolved according to law.

     FIFTH: The total number of shares of all classes which the Corporation shall have authority to issue is 110,000,000, of which 10,000,000 shares shall be Preferred Shares, par value $0.001 per share, and 100,000,000 shall be Common Shares, par value $0.001 per share, and the designations, preferences, limitations, and relative rights of the shares of each class are as follows:

          1. PREFERRED SHARES: The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Nevada in respect of the following:

               (a) The number of shares to constitute such series, and the distinctive designations thereof;
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               (b) the rate and  preference  of  dividends,  if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

               (c) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

               (d) the amount payable upon shares in event of involuntary liquidation;

               (e) the amount payable upon shares in event of voluntary liquidation;

               (f) sinking fund or other provisions, if any, for the redemption or purchase of shares;

               (g) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

               (h) voting powers, as a class, to elect up to two directors to the Board of Directors, if any; and

               (i) any other relative rights and preferences of shares of such series including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

     2. COMMON SHARES:

          (a) The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution, winding up of the affairs of the Corporation shall be subject to the preferences, limitations, and relative rights of the Preferred Shares fixed in the resolution of resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

          (b) The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

          (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of stockholders a majority of the stockholders entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

          (d) The stockholders, by vote or concurrence of a majority of the outstanding shares of the Corporation, or any class or series thereof, entitled to vote on the subject matter, may take any action which, except

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     for this  provision,  would  require a  two-thirds  vote  under the  Nevada
     Corporation Code.

     SIXTH: Cumulative voting in the election of Directors shall not be permitted by this Corporation.

     SEVENTH: A stockholder of the Corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

     EIGHTH: The governing board of this Corporation shall be known as directors. The affairs and management of this Corporation shall be under the control of the Corporation's Board of Directors, which shall consist of not less than one (1) nor more than seven (7) directors, to serve until his, her, or their successors are duly elected and qualified, or until the Corporation is required by statute or otherwise to increase the number of Board members.

     NINTH: None of the directors or officers of this Corporation shall, in the absence of fraud, be disqualified by his office from contracting, leasing, or otherwise dealing with this corporation, either as a vendor, lessor, purchaser, or otherwise, of which he shall be a member or in which he may be pecuniarily interested in any manner from doing business with the Corporation. No director or officer, nor any firm, association, or corporation or with which he is connected as aforesaid shall be liable to account to this Corporation or its stockholders for any profit realized by him from or through any such contract, lease, or transaction, it being the express intent and purpose of this Article to permit this Corporation to buy or lease from, sell to or otherwise deal with partnerships, firms, or corporations of which the directors and officers or in which they or any of them may have a pecuniary interest, and that the contracts or leases of this Corporation, in the absence of fraud, not be void or voidable or affected in any manner by reason of any such membership. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

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     TENTH:

          1. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (except that an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the shares or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and that, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

          2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses including amounts paid in settlement and attorney fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

          3. To the extent that a director, officer, employee, fiduciary, or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (1) or (2) or this Article Tenth or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

          4. Any indemnification under (1) or (2) of this Article Tenth (unless ordered by a court) and as distinguished from (3) of this Article shall be made by the Corporation only as authorized in the specific case upon a

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     determination  that  indemnification  of the director,  officer,  employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (1) or (2) above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

          5. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition in (3) or (4) above, upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article Tenth.

          6. The indemnification provided by this Article Tenth shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

          7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article Tenth.

          8. Anything herein to the contrary notwithstanding, to the fullest extent permitted by the General Corporation Law of Nevada, as the same exists or may hereafter be amended, a director or officer of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of officer.

     ELEVENTH: The Corporation shall be permitted to conduct business in other states of the United States and to have one or more offices outside of the state of Nevada.

     TWELFTH: The Board of Directors and stockholders of this Corporation shall have the right to hold their meetings outside of the state of Nevada when deemed most convenient or to the best interests of the Corporation.

     THIRTEENTH: The Board of Directors may at any meeting, by a majority vote, sell, lease, exchange, and/or convey all of its property and assets, including its goodwill and or its corporate franchises, upon such terms and conditions and

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for such consideration or considerations as the Board of Directors in their sole discretion deem expedient and for the best interest of the Corporation and said consideration or considerations may consist in whole or in part of shares of stock and/or securities of any other corporation or corporations; PROVIDED, HOWEVER, in all such cases the affirmative vote of the holders of a majority of the Common Stock of said Corporation then issued and outstanding shall be voted in ratification of the Board of Directors action, said vote to be taken at a special stockholders' meeting of the Corporation, duly called for that purpose. Nothing herein shall be construed to limit the power of the Board of Directors of the Corporation and said Board shall have power in its sole discretion to sell, lease, exchange and/or convey such parts of parcels of land or personal property or assets as the Board of Directors determine are no longer necessary or expedient to be held by the Corporation. It is, however, specifically understood that the Board of Directors may at their discretion create a lien or mortgage on any or all of the assets of the Corporation in order to borrow money should the Board of Directors feel that it is necessary for the conduct of the business.

     FOURTEENTH: Stockholders shall at all times have the right to examine the books of the Corporation except as limited by these Articles of Incorporation. Such examination as hereinafter provided shall be made only by the stockholder in person, and no extract from the books or records of the Corporation shall be permitted to be made by any stockholder(s) of the Corporation. Such stockholder shall give assurance in writing satisfactory to the Board of Directors that he does not desire the information required or to be obtained by such inspection for the purpose of communicating the same to others who are not stockholders and, further, that he will not directly or indirectly disclose the Company's business or affairs to any person or persons whomsoever.

     No information in regard to the business or operations of the Corporation and no copy of, or extract from, any of the books or records of the Corporation shall be furnished to any person by any officer or director of the Corporation except by direction and/or approval by the Board of Directors. Stockholders desiring information in regard to the business or operations of the Corporation, or desiring to make inspection of the books or records, shall first make application in writing to the Board of Directors stating the specific purpose of the application, the particular information desired and the books and records required for that purpose by such stockholder before such examination, and shall further satisfy the Board of Directors that said application is made in good faith and that said examination will not be detrimental to the interests of the Corporation.

     FIFTEENTH: The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limiting the generality hereof, a purchaser, assignee, or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such person has become the registered holder of such shares, he shall not be entitled: to receive notice of the meetings of the stockholders; to vote at such

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meetings;  to examine a list of the stockholders;  to be paid dividends or other sums payable to stockholders; or to own, enjoy, and exercise any other rights deriving from such shares against the Corporation.

     SIXTEENTH: The Board of Directors shall have the power to make and amend such prudential bylaws as they deem proper and not inconsistent with the Constitution or the laws of the United States or of this state for the management of the property of this Corporation, the regulation and government of its affairs, and for the certificate and transfer of its stock.

                            CERTIFICATE OF PRESIDENT

     The undersigned, being the duly elected President of Quotemedia, Inc., a Nevada corporation, hereby certifies that the Second Amended and Restated Articles of Incorporation included hereinabove, were approved by a majority of the stockholders of the Corporation by a vote of 28,674,903 in favor, 204,436 against, 131,010 abstaining, at a meeting of the Corporation's stockholders duly called pursuant to notice, held on the 14th day of February, 2003.



                                        /s/ David M. Shworan
                                        -----------------------------------
                                        By: David Shworan
                                        Title: President

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